                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     OCTOBER 10, 1996




                          UNISON HEALTHCARE CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)



          0-27374                                      86-0684011
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  (Commission File Number)                  (I.R.S. Employer Identification No.)



 7272 EAST INDIAN SCHOOL ROAD, SUITE 214, SCOTTSDALE, ARIZONA        85251
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    (Address of Principal Executive Offices)                       (Zip Code)



                                 (602) 423-1954
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              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. OTHER EVENTS.

         On October 10, 1996, Unison HealthCare Corporation ("Unison") entered into a Stock Purchase Agreement (the "RehabWest Agreement") with RehabWest, Inc.("RehabWest"), Linda Redwine ("Redwine"), David A. Kremser ("Kremser") and John D. Filkoski ("Filkoski"). RehabWest is a provider of rehabilitative therapy services. The following description of the RehabWest Agreement is qualified in its entirety by reference to that agreement, which is filed as an exhibit to this report.

         Pursuant to the RehabWest Agreement, and subject to the satisfaction or waiver of various conditions, Unison will purchase from Redwine, the president, chief executive officer and sole shareholder of RehabWest, all of the issued and outstanding capital stock (the "Shares") of RehabWest for a purchase price of $5,350,000. Pursuant to the RehabWest Agreement, contemporaneously with the purchase of the Shares by Unison, various documents creating security interests in the Shares in favor of Kremser and Filkoski will be released.

         The execution of the RehabWest Agreement satisfies a condition to the merger of Unison with Signature Health Care Corporation ("Signature") and four of Signature's affiliated corporations.

         Linda Redwine is expected to be employed by a subsidiary of Unison pursuant to an employment and non-competition agreement at the closing of the transaction.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          UNISON HEALTHCARE CORPORATION

October 22, 1996            By /s/  Craig Clark
                              ------------------
                            Craig Clark
                            Executive Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

                                                                          SEQUENTIALLY
 EXHIBIT NO.          DESCRIPTION OF EXHIBIT                              PAGINATED NO.
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
    2.1        Stock Purchase Agreement among Unison Healthcare
               Corporation, RehabWest, Inc., Linda Redwine, David A.
               Kremser and John D. Filkoski............................





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